UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

SOLARCITY CORPORATION

(Name of Registrant as Specified In Its Charter)

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SOLARCITY CORPORATION

3055 CLEARVIEW WAY

SAN MATEO, CALIFORNIA 94402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Daylight Time on Wednesday, June 5, 2013

TO THE HOLDERS OF COMMON STOCK

OF SOLARCITY CORPORATION:

The Annual Meeting of Stockholders (the “Annual Meeting”) of SolarCity Corporation, a Delaware corporation, will be held on Wednesday, June 5, 2013, at 1:00 p.m. Pacific Daylight Time, at the Crowne Plaza Hotel, located at 1221 Chess Drive, Foster City, California 94404, for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect three Class I directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of SolarCity Corporation has fixed the close of business on April 15, 2013 as the record date for the Annual Meeting. Only stockholders of record of our common stock on April 15, 2013 are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

On or about May 3, 2013, we expect to mail to our stockholders copies of this proxy statement for the Annual Meeting and our annual report to stockholders. This proxy statement and our 2012 annual report can also be accessed directly at the following Internet address: http://www.envisionreports.com/SolarCity. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of SolarCity Corporation and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Lyndon Rive Chief Executive Officer
San Mateo, California
May 3, 2013

SOLARCITY CORPORATION

3055 Clearview Way

San Mateo, California 94402

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

to be held on Wednesday, June 5, 2013 at 1:00 p.m. PST

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on June 5, 2013, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held at the Crowne Plaza Hotel, located at 1221 Chess Drive, Foster City, California 94404, on Wednesday, June 5, 2013 at 1:00 p.m. PDT. On or about May 3, 2013, we mailed to our stockholders copies of this proxy statement for the Annual Meeting and our annual report to stockholders.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of three Class I directors to hold office until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	any other business that may properly come before the meeting.

How does the board of directors recommend I vote on these proposals?

The board of directors recommends you vote:

•	FOR the nominees for election as Class I directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 15, the record date, may vote at the Annual Meeting. As of the record date, 75,314,978 shares of our common stock were outstanding and held of record by approximately 316 stockholders. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not the stockholder of record, they may not vote their shares in person at the Annual Meeting without following their broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

How do I vote?

There are four ways to vote:

•	by Internet at http://www.envisionreports.com/SolarCity, 24 hours a day, seven days a week, until 11:59 p.m. on June 4, 2013 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-652-VOTE (8683) (have your proxy card in hand when you call);

•	by completing and mailing your proxy card; or

•	by completing a written ballot in person at the Annual Meeting.

Can I change my vote?

Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the corporate secretary of SolarCity Corporation, in writing, at the address listed on the front page; or

•	completing a written ballot in person at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in this proxy have been designated as proxies by our board of directors. When a proxy card is properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote shares held in street name on a particular matter (“broker non-vote”) in the absence of instructions from the beneficial owner of the shares. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or a broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•

Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for,” “against” or “abstain” on each of the nominations for election as a director.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013 must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

How are proxies solicited for the Annual Meeting?

The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter—the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 2). Your broker will not have discretion to vote on “non-routine” matters absent direction from you, such as the election of directors.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be publicly disclosed, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our environmental impact, printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. As requested, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders may contact us as follows:

SolarCity Corporation

Attention: Investor Relations

3055 Clearview Way

San Mateo, California 94402

(650) 638-1028

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding. Alternatively, if you receive multiple printed copies of the proxy materials, you may request to enroll in householding by contacting us.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than January 3, 2014. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

SolarCity Corporation

Attention: Corporate Secretary

3055 Clearview Way

San Mateo, California 94402

ir@solarcity.com

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2014 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	no earlier than February 17, 2014; and

•	no later than the close of business on March 19, 2014.

In the event that we hold our 2014 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2013 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of SolarCity at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing SolarCity’ filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Six of our directors are independent within the meaning of the listing rules of The NASDAQ Stock Market, LLC. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees for Class I Directors

Three candidates have been nominated for election as Class I directors at the 2013 Annual Meeting for a three-year term expiring in 2016. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Raj Atluru, John H. N. Fisher and Lyndon R. Rive for re-election as Class I directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our board of directors and the Nominating and Corporate Governance Committee to the conclusion that such person should continue to serve as a director has been added following each of the director and nominee biographies.

If you are a record holder and you sign your proxy card or vote by telephone or the Internet but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Atluru, Fisher and Rive. We expect that Messrs. Atluru, Fisher and Rive will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2013 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the board of directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or the Internet. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF RAJ ATLURU, JOHN H.N. FISHER AND LYNDON R. RIVE.

Information Regarding the Board of Directors and Director Nominees

The names of the proposed director nominees and each continuing member of the board of directors, their respective ages, their positions with SolarCity and other biographical information as of April 30, 2013, are set forth below. Messrs. Lyndon R. Rive and Peter J. Rive are brothers. Messrs. Lyndon R. Rive and Peter J. Rive are each cousins of Mr. Musk. Apart from these relationships, there are no family relationships among any of our directors or executive officers.

	Class	Age	Position with SolarCity	Director Since	Current Term Expires
Nominees
Raj Atluru	I	44	Director	2012	2013
John H. N. Fisher (1)(2)(3)	I	54	Director	2007	2013
Lyndon R. Rive	I	36	Founder, Chief Executive Officer and Director	2006	2013

Continuing Directors
Antonio J. Gracias	II	42	Director	2012	2014
Nancy E. Pfund (1)(2)(3)	II	57	Director	2007	2014
Peter J. Rive	II	39	Founder, Chief Operations Officer, Chief Technology Officer and Director	2006	2014
Donald R. Kendall, Jr. (1)	III	60	Director	2012	2015
Elon Musk	III	41	Chairman of the Board	2006	2015
Jeffrey B. Straubel (2)(3)	III	37	Director	2006	2015

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Nominees for Director

Raj Atluru has served as a member of our board of directors since March 2012. Mr. Atluru has been a partner of Silver Lake Kraftwerk, a private equity firm, since 2011. Prior to joining Silver Lake, Mr. Atluru was a partner at Draper Fisher Jurvetson for 11 years where he spearheaded DFJ’s cleantech investment practice and its India investment operations. Mr. Atluru has been investing in the energy and resource sectors since 1997 and has served on the board of directors of numerous private companies. Mr. Atluru holds a B.S. and an M.S. in Civil Engineering and an M.B.A. from Stanford University. We believe Mr. Atluru possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience as a cleantech and renewable energy venture capital investor and as a board member.

John H. N. Fisher has served as a member of our board of directors since August 2007. Mr. Fisher has served as a managing director of Draper Fisher Jurvetson, a venture capital firm, for over two decades. Mr. Fisher serves on the board of directors of DFJ ePlanet Ventures and on the Investment Committees of DFJ Growth Fund, DFJ New England, and DFJ Esprit Ventures. Mr. Fisher previously held positions at ABS Ventures, Alex. Brown & Sons Inc., and Bank of America Corporation. Mr. Fisher serves as a Trustee of the California Academy of Sciences and serves on the board of directors of Common Sense Media. Mr. Fisher holds an A.B. degree from Harvard College and an M.B.A. from Harvard Business School. We believe Mr. Fisher possesses specific attributes that qualify him to serve as a member of our board of directors, including his management experience with a nationally recognized venture capital firm and his extensive experience as a venture capital investor and as a board member.

Lyndon R. Rive, one of our founders, has served as chief executive officer and a member of our board of directors since July 2006. Prior to co-founding SolarCity, from October 1999 to July 2006, Mr. Rive co-founded and served as vice president and a member of the board of directors of Everdream Corporation, a leading provider of distributed computer management software and services acquired by Dell Inc. in 2007. Prior to this, Mr. Rive founded LRS, a distributor of health products in South Africa. Mr. Rive is also a current member of the U.S. underwater hockey team. Mr. Rive was selected to serve on our board of directors due to his perspective and experience as one of our founders and as our chief executive officer, as well as his extensive background in the solar industry.

Continuing Directors

Elon Musk has served as the chairman of our board of directors since July 2006. Mr. Musk has served as the chief executive officer of Tesla Motors, Inc., a high-performance electric vehicle developer and manufacturer, since October 2008, and as chairman of the board of directors of Tesla since April 2004. Mr. Musk has also served as chief executive officer, chief technology officer and chairman of Space Exploration Technologies Corporation, a company which is developing and launching advanced rockets for satellite and eventually human transportation, since May 2002. Mr. Musk co-founded PayPal, Inc., an electronic payment system, which was acquired by eBay Inc. in October 2002, and Zip2 Corporation, a provider of internet enterprise software and services, which was acquired by Compaq Computer Corporation in March 1999. Mr. Musk holds a bachelor’s degree in physics from the University of Pennsylvania and a bachelor’s degree in economics from the Wharton School of the University of Pennsylvania. We believe Mr. Musk possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience with technology companies and energy technology companies and the perspective and experience he brings as one of our largest stockholders.

Antonio J. Gracias has served as a member of our board of directors since February 2012. Mr. Gracias has been chief executive officer of Valor Management Corp., a private equity firm, since 2003. Mr. Gracias holds a joint B.S. and M.S. degree in international finance and economics from the Georgetown University School of Foreign Service and a J.D. from the University of Chicago Law School. Mr. Gracias also serves as a member of the board of directors of Tesla Motors, Inc., a high-performance electric vehicle developer and manufacturer. We believe that Mr. Gracias possesses specific attributes that qualify him to serve as a member of our board of directors, including his management experience with a nationally recognized private equity firm and his operations management and supply chain optimization expertise.

Donald R. Kendall, Jr. has served as a member of our board of directors since September 2012. Mr. Kendall has served as managing director and chief executive officer of Kenmont Capital Partners, an alternative investment firm specializing in power and energy investments, since October 1998. Mr. Kendall previously served as president of Cogen Technologies Capital Company, a power generation firm, and concurrently as chairman and chief executive officer of Palmetto Partners, an investment management firm, from July 1993 to October 1998. Mr. Kendall holds a bachelor’s degree in economics from Hamilton College and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe Mr. Kendall possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience with power, energy and alternative energy companies, his experience in executive management positions and his experience as a member of several public and private boards of directors.

Nancy E. Pfund has served as a member of our board of directors since August 2007. Ms. Pfund has served as a managing partner of DBL Investors, a venture capital firm, since January 2008. Ms. Pfund previously served as a managing director of JPMorgan & Co., an investment bank, from January 2002 to January 2008. Ms. Pfund also serves as a member of the board of directors of the California Clean Energy Fund, a not-for-profit fund mandated by the California Public Utilities Commission to invest in companies pursuing fossil-fuel alternatives, and is a member of the Advisory Board of the UC Davis Center for Energy Efficiency. Ms. Pfund holds a bachelor’s degree and a master’s degree in anthropology from Stanford University and an M.B.A. from the Yale School of Management. We believe Ms. Pfund possesses specific attributes that qualify her to serve as a member of our board of directors, including her extensive experience as a venture capital investor focusing on technology companies, and as a board member.

Peter J. Rive, one of our founders, has served as chief operations officer, chief technology officer and a member of our board of directors since July 2006. Prior to co-founding SolarCity, from April 2001 to June 2006, Mr. Rive served as chief technology officer of Everdream Corporation, a leading provider of distributed computer management software and services acquired by Dell Inc. in 2007. Mr. Rive holds a bachelor’s degree in computer science from Queen’s University, Canada. Mr. Rive was selected to serve on our board of directors due to his perspective and experience as one of our founders and as our chief operations officer and chief technology officer, as well as his extensive background in the solar industry.

Jeffrey B. Straubel has served as a member of our board of directors since August 2006. Mr. Straubel has served as chief technology officer of Tesla Motors, Inc., a high-performance electric vehicle developer and manufacturer, since May 2004, and as principal engineer, drive systems, from March 2004 to May 2005. Mr. Straubel served as chief technical officer and co-founder of Volacom Inc., an aerospace firm which designed a specialized high-altitude electric aircraft platform, from January 2002 to May 2004. Mr. Straubel holds a bachelor’s degree in energy systems engineering from Stanford University and a master’s degree in engineering, with an emphasis on energy conversion, from Stanford University. We believe Mr. Straubel possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience with energy technology companies.

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee of the board of directors has appointed Ernst & Young LLP (“E&Y”), independent registered public accountants, to audit our financial statements for the year ending December 31, 2013. E&Y has served as our independent registered public accounting firm since November 2008.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of SolarCity and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of E&Y as our independent registered public accounting firm for the year ending December 31, 2013. Our audit committee is submitting the selection of E&Y to our stockholders because we value our stockholders views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of E&Y will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of E&Y, the board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by E&Y for the fiscal years ended December 31, 2011 and 2012.

	2011	2012
Audit Fees (1)	$1,252,116.00	$4,603,900.00
Audit-Related Fees (2)	$28,725.00	$55,000.00
All Other Fees (3)	$19,000.00	$—

	$1,299,841.00	$4,658,900.00

(1)	Audit Fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements. Fees for fiscal 2012 also include fees associated with our initial public offering of common stock completed in December 2012, which included review of our quarterly consolidated financial information included in our registration statement on Form S-1 filed with the SEC, as well as delivery of comfort letters, consents and review of documents filed with the SEC.
(2)	Audit-Related Fees consist of professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Other Fees consisted of consultation fees.

Auditor Independence

In 2012, there were no other professional services provided by E&Y that would have required the audit committee to consider their compatibility with maintaining the independence of E&Y.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the Public Company Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the audit committee for approval:

•

Audit services. Audit services include work performed for the audit of our financial statements and the review of financial statements included in our quarterly reports, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

•

Audit-related services. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”

•	Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.

•	Other services. Other services are those services not described in the other categories.

The audit committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and the audit committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the audit committee before the independent registered public accounting firm is engaged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS SOLARCITY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our board of directors sets high standards for our employees, officers and directors. We are committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout the company and managing its affairs consistent with high principles of business ethics. Accordingly, SolarCity has adopted a Code of Business Conduct and Ethics, which is applicable to SolarCity and its subsidiaries’ directors, officers and employees. The Code of Business Conduct and Ethics is available on the Investors portion of our website at http://investors.solarcity.com. We will disclose on our website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC.

Director Independence

Our common stock is listed on The NASDAQ Stock Market. Under the listing requirements and rules of The NASDAQ Stock Market, subject to specified exceptions, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of The NASDAQ Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of The NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that each of Messrs. Atluru, Fisher, Gracias, Kendall and Straubel and Ms. Pfund are “independent directors” as defined under the rules of The NASDAQ Stock Market, constituting a majority of our board of directors. Our board of directors also determined that Messrs. Fisher and Kendall and Ms. Pfund, who comprise our audit committee, and Mr. Straubel, who serves with Mr. Fisher and Ms. Pfund on our compensation committee and our nominating and governance committee, satisfy the independence standards for their respective committees established by applicable SEC rules and the rules of The NASDAQ Stock Market. In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Leadership Structure

Mr. Musk currently serves as Chairman of our board of directors. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, allows our management to focus on our day-to-day business while allowing the Chairman to lead our board of directors in its fundamental role of providing independent advice to and oversight of management. In addition, as described above, our board has three standing committees, each member of which is an independent director. Our board delegates substantial responsibility to each committee of the board, which reports their activities and actions back to the full board. We believe that the independent committees of our board are an important aspect of the leadership structure of our board. The board reviews its leadership structure at least annually to provide the most effective structure in fulfilling its fiduciary duties and maintaining its commitment to good corporate governance.

Board Meetings and Committees

During our fiscal year ended December 31, 2012, the board of directors and the audit committee each held five meetings (including regularly scheduled and special meetings). No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage directors to attend.

Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee. Our audit committee oversees our corporate accounting and financial reporting processes. Our audit committee generally oversees:

•	our accounting and financial reporting processes as well as the audit and integrity of our financial statements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm; and

•

our compliance with disclosure controls and procedures and internal controls over financial reporting as well as the compliance of our employees, directors and consultants with ethical standards adopted by us.

Our audit committee also has certain responsibilities, including without limitation, the following:

•	selecting and hiring the independent registered public accounting firm;

•	supervising and evaluating the independent registered public accounting firm;

•	evaluating the independence of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	reviewing reports and communications from the independent registered public accounting firm; and

•	serving as our qualified legal compliance committee.

Our audit committee is comprised of Messrs. Fisher and Kendall and Ms. Pfund. Mr. Kendall serves as our audit committee chairperson. Our board of directors has determined that each of the directors serving on our audit committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and The NASDAQ Stock Market. In addition, our board of directors has determined that Mr. Kendall meets the requirements of a financial expert as defined under the applicable rules and regulations of the SEC and who has the requisite financial sophistication as defined under the applicable rules and regulations of The NASDAQ Stock Market. Our board of directors has considered the independence and other characteristics of each member of our audit committee, and our board of directors believes that each member meets the independence and other requirements of The NASDAQ Stock Market and the SEC.

The audit committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and The NASDAQ Stock Market. A copy of the Audit Committee Charter is available on the Investors portion of our website at http://investors.solarcity.com.

Compensation Committee. Our compensation committee oversees our corporate compensation policies, plans and benefit programs and is responsible for evaluating, approving and reviewing the compensation arrangements, plans, policies and programs for our executive officers and directors, and overseeing our cash-based and equity-based compensation plans.

The functions of our compensation committee include, among other things:

•	overseeing our compensation policies, plans and benefit programs;

•

reviewing and approving for our executive officers: the annual base salary, annual incentive bonus, including the specific goals and dollar amount, equity compensation, employment agreements, severance agreements and change in control arrangements, and any other benefits, compensation or arrangements;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and

•	administering our equity compensation plans.

Our compensation committee is comprised of Messrs. Fisher and Straubel and Ms. Pfund. We have not designated a compensation committee chairperson. Our board of directors has considered the independence and other characteristics of each member of our compensation committee. Our board of directors believes that each member of our compensation committee meets the requirements for independence under the current requirements of The NASDAQ Stock Market, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act and is an outside director as defined pursuant to Section 162(m) of the Code.

The compensation committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and The NASDAQ Stock Market. A copy of the Compensation Committee Charter is available on the Investors portion of our website at http://investors.solarcity.com.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is or was formerly an officer or employee of SolarCity or any of its subsidiaries. No interlocking relationship exists between any member of our compensation committee and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Nominating and Corporate Governance Committee. The functions of our nominating and corporate governance committee include, among other things:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors for each annual meeting of stockholders;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	reviewing the succession planning for each of our executive officers;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each board committee to our board of directors.

Our nominating and corporate governance committee is comprised of Messrs. Fisher and Straubel and Ms. Pfund. We have not designated a nominating and corporate governance committee chairperson. Our board of directors has considered the independence and other characteristics of each member of our nominating and corporate governance committee. Our board of directors believes that each member of our nominating and corporate governance committee meets the requirements for independence under the current requirements of The NASDAQ Stock Market.

The nominating and corporate governance committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and The NASDAQ Stock Market. A copy of the Nominating and Corporate Governance Committee Charter is available on the Investors portion of our website at http://investors.solarcity.com.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our chief executive officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of the board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. The nominating and corporate governance committee will also seek appropriate input from the chief executive officer from time to time in assessing the needs of the board of directors for relevant background, experience, diversity and skills of its members.

Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. The nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider candidates for director recommended by stockholders so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our corporate secretary in writing. Such recommendations must include the information required by our bylaws, including information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholders ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the board of directors by complying with the procedures in Section 2.4(ii) of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to the Corporate Secretary, SolarCity Corporation, 3055 Clearview Way, San Mateo, California 94402. Notice must be received by us no earlier than February 17, 2014 and no later than March 19, 2014. The notice must state the information required by Section 2.4(ii)(b) of our bylaws and otherwise must comply with applicable federal and state law.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board meets with our chief executive officer and other members of the senior management team at each board meeting, where, among other topics, they discuss strategy and risks facing the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The audit committee also reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. The nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Non-Employee Director Compensation

In September 2012, we implemented a director compensation plan, pursuant to which our non-employee directors are eligible to receive equity awards and annual cash retainers as compensation for service on our board of directors and committees of our board of directors. Under the director compensation plan, each individual who joins our board of directors as a non-employee director following the implementation of the plan will receive an initial stock option grant to purchase 30,000 shares at the time of initial election or appointment and additional triennial option grants for the purchase of 15,000 shares, as well as an annual cash retainer of $15,000, subject to continued service on our board of directors. Such non-employee directors who serve on committees of our board of directors may receive additional equity awards and cash retainers.

During fiscal 2012, in connection with his appointment to our board of directors in September 2012, we granted Mr. Kendall an option to purchase 30,000 shares of our common stock with an exercise price of $18.48 per share, and we will pay him an annual cash retainer of $15,000, subject to his continued service as a member of our board of directors. In connection with Mr. Kendall’s appointment as chairperson of our audit committee, we granted him an additional option to purchase 20,000 shares of our common stock with an exercise price of $18.48 per share, and we will pay him an additional annual cash retainer of $15,000, subject to his continued service as chairperson of our audit committee. In addition, in connection with Mr. Kendall joining our board of directors, we awarded him a special, one-time grant of restricted stock units (RSUs) covering 16,991 shares of our common stock.

Name	Fees Earned or Paid in Cash ($)		Option Awards(2) ($)		RSU Awards(4) ($)		Total ($)
Donald R. Kendall, Jr.	$7,500.00	(1)	$705,965.00	(3)	$313,994.00	(3)	$1,027,459.00

(1)	The amount reported in this column represents the annual cash retainer fees on a prorated basis that were paid to Mr. Kendall in connection with his service on our board of directors and as chairperson of our audit committee in 2012.
(2)	Subject to continued service as a member of our board of directors and as a chairperson of the audit committee, the 50,000 stock options held by Mr. Kendall will vest as to 25% of the shares on September 17, 2013 and the remainder will vest in equal increments on each monthly anniversary thereafter until the option is fully vested on September 17, 2016. This option provides for full vesting acceleration in the event of a change of control under certain circumstances.
(3)	The amount reported in this column represents the grant date fair value of the stock options and RSUs as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718. The assumptions used in calculating the grant date fair value reported in this column are set forth in the notes to our audited consolidated financial statements included in our annual report on Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that our directors may receive from the awards.
(4)	Subject to continued service as a member of our board of directors and as a chairperson of the audit committee, the RSUs held by Mr. Kendall will vest as to 25% of the shares on September 17, 2013 and the remainder will vest in equal increments on each quarterly anniversary thereafter until the RSUs are fully vested on September 17, 2016. These RSUs provide for full vesting acceleration in the event of a change of control under certain circumstances.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee directors may do so electronically at the following website: http://investors.solarcity.com. Such stockholders who desire to contact our non-employee directors by mail may do so by writing SolarCity’s corporate secretary at SolarCity Corporation, 3055 Clearview Way, San Mateo, CA 94402. Our General Counsel receives these communications unfiltered by SolarCity, forwards communications to the appropriate committee of the Board of Directors or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@solarcity.com.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of The NASDAQ Stock Market and rules of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Investors portion of our website at http://investors.solarcity.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Ernst & Young LLP (“E&Y”), our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare or certify our financial statements or guarantee the audits or reports of E&Y. These are the fundamental responsibilities of management and E&Y. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and E&Y;

•

discussed with E&Y the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICIPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with E&Y its independence.

Based on the audit committee’s review and discussions with management and E&Y, the audit committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Donald R. Kendall, Jr. (Chair)

John H. N. Fisher

Nancy E. Pfund

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 30, 2013. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position(s)
Lyndon R. Rive	36	Founder, Chief Executive Officer and Director
Peter J. Rive	39	Founder, Chief Operation Officer, Chief Technology Officer and Director
Robert D. Kelly	55	Chief Financial Officer
Tobin J. Corey	51	Chief Revenue Officer
Linda L. Keala	55	Vice President, Human Resources
John M. Stanton	49	Vice President, Government Affairs
Seth R. Weissman	44	Vice President, General Counsel and Secretary

For a brief biography of Messrs. Lyndon and Peter Rive, please see “Proposal One—Election of Directors—Information Regarding the Board of Directors and Director Nominees.”

Robert D. Kelly has served as our chief financial officer since October 2011. Prior to joining SolarCity, Mr. Kelly served as chief financial officer of Calera Corporation, a clean technology company, from August 2009 to October 2011, and as an independent consultant providing financial advice to retail energy providers and power developers from January 2006 to August 2009. Mr. Kelly served as chief financial officer and executive vice president of Calpine Corporation, an independent power producer, from March 2002 to November 2005, as president of Calpine Finance Company from March 2001 to November 2005, and held various financial management roles with Calpine from 1991 to 2001. In December 2005, Calpine filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from reorganization under Chapter 11 in January 2008. Mr. Kelly also served as the marketing manager of Westinghouse Credit Corporation from 1990 to 1991, as vice president of Lloyds Bank PLC from 1989 to 1990, and in various positions with The Bank of Nova Scotia from 1982 to 1989. Mr. Kelly holds a bachelor’s of commerce degree from Memorial University of Newfoundland and an M.B.A. from Dalhousie University, Canada.

Tobin J. Corey has served as our chief revenue officer since January 2012. Since October 2011, Mr. Corey served as an adjunct professor at Stanford University teaching management science and engineering. Prior to joining SolarCity, Mr. Corey was chief executive officer of Intend Change Group, Inc., a venture capital construction company launching new start ups, from September 1999 to December 2011. From September 1995 to September 1999, Mr. Corey served as president and chief operating officer of USWeb Corporation, an internet services firm. Mr. Corey holds a bachelor’s degree in economics and computer science from Southern Connecticut State University.

Linda L. Keala has served as our vice president, human resources since January 2011 and as our director of human resources from November 2010 to January 2011. Prior to joining SolarCity, Ms. Keala co-founded and served as vice president of TransformBlue, Inc., a mobile internet technology advisor, from July 2009 to November 2010. Prior to TransformBlue, Ms. Keala served as vice president of business operations and secretary of NBX Inc., an online sports entertainment company, from September 2005 to June 2009. From January 2000 to December 2005, Ms. Keala served as vice president, human resources and administration at Intend Change Group, Inc., a venture capital construction company. Ms. Keala served as executive vice president and chief people officer of USWeb Corporation, an internet services firm, from January 1996 to December 1999.

John M. Stanton has served as our vice president, governmental affairs since March 2010. Prior to joining SolarCity, Mr. Stanton served as executive vice president and general counsel of the Solar Energy Industries Association, where he oversaw legal and government affairs for the solar industry’s pre-eminent trade association, from November 2006 to February 2010. Mr. Stanton also served as vice president for energy, climate and transportation programs at the National Environmental Trust from December 1998 to December 2006.

Mr. Stanton also served as legislative counsel for the U.S. Environmental Protection Agency and as Deputy Attorney General for the state of New Jersey. Mr. Stanton holds a bachelor’s degree in Latin American studies and philosophy from Tulane University and a J.D. from Georgetown University Law School.

Seth R. Weissman has served as our vice president and general counsel since September 2008 and as our secretary since May 2009. Prior to joining SolarCity, Mr. Weissman served as vice president, general counsel, and chief privacy officer of Coremetrics, Inc., the leading digital marketing company, from June 2004 to August 2008. Mr. Weissman also practiced employment and corporate law at Wilson Sonsini Goodrich & Rosati, Professional Corporation, at Stoneman, Chandler and Miller LLP, and at Hutchins, Wheeler, Dittmar, Professional Corporation. Mr. Weissman holds a bachelor’s degree in political science from The Pennsylvania State University and a J.D. from Boston University School of Law.

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our principal executive officer and each of our named executive officers during the last two completed fiscal years. These individuals are our named executive officers for 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Lyndon R. Rive,	2012	$275,000.18	—	—	—	$23.40	$275,023.58
Chief Executive Officer	2011	$251,731.00	—	$3,753,400.00	$100,000.00	$54.00	$4,105,185.00

Peter J. Rive,	2012	$274,999.92	—	—	—	$23.40	$275,023.32
Chief Operations Officer and Chief Technology Officer	2011	$251,731.00	—	$3,753,400.00	$100,000.00	$54.00	$4,105,185.00

Robert D. Kelly,	2012	$270,000.11	$150,000.00	—	—	$23.40	$420,023.51
Chief Financial Officer	2011	$46,731.00	—	$2,882,014.00	$31,250.00	$40.00	$2,960,035.00

(1)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our named executive officers during 2012 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the audited consolidated financial statements included in our annual report on Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that our named executive officers may receive from the options.
(2)	The amounts reported in the All Other Compensation column represent group term life insurance premiums.

2012 Bonus Decisions

After the conclusion of the fiscal year, our chief executive officer and our chief operations officer evaluated our financial performance for 2012 and determined that, based on this performance, as well as their evaluation of the performance and contributions of our chief financial officer, that we should pay a bonus to him. These determinations were based on a subjective assessment of his contribution during the year. In addition, our chief executive officer and our chief operations officer also took into consideration his responsibilities, experience, skills, equity holdings, and current market practice.

2012 Equity Grants

Our named executive officers were not granted any equity grants in the 2012 fiscal year.

Welfare and Other Employee Benefits

We provide other benefits to our executive officers on the same basis as all of our full-time employees in the country where they reside. These benefits include health, dental, and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. See below for a description of our 401(k) plan.

Perquisites and Other Personal Benefits

We do not provide perquisites to our named executive officers, except in limited situations.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our executive officers during the 2012 fiscal year.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our executive officers during the 2012 fiscal year.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Code limits. We do not match any contributions made by our employees, including executives, but have the discretion to do so. We intend for our 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to our 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from our 401(k) plan.

Mr. Kelly’s Employment Offer Letter

On October 17, 2011, we named Mr. Kelly our chief financial officer. The terms and conditions of his employment were approved by our board of directors.

When we hired Mr. Kelly, our board of directors approved an employment offer letter setting forth the principal terms and conditions of his employment, including an initial annual base salary of $270,000, an initial target annual cash bonus opportunity of $150,000, and two stock option awards, each to purchase 332,014 shares of our common stock. Other than these terms, Mr. Kelly’s employment is “at will” and for no specific period of time.

Potential Payments Upon Termination or Change in Control

Only one of our named executive officers, Mr. Kelly, is eligible to receive certain payments and benefits in connection with his termination of employment under various circumstances. None of our executive officers are eligible to receive any payments or benefits in connection with or following a change in control of our company, except as provided in our equity plans (and described below) applicable to all equity award holders.

Our executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Termination of Employment—Mr. Kelly

In the event that we terminate Mr. Kelly’s employment without cause, Mr. Kelly would be eligible to receive a pro rata portion of any earned commissions or bonus. He is not otherwise eligible to receive any specific payments or benefits in the event of a change in control of SolarCity, except as provided in our equity plans (and described below) applicable to all equity award holders.

2012 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding equity awards held as of December 31, 2012.

Name	Grant Date	Option Awards – Number of Securities Underlying Unexercised Options Exercisable (#)	Option Awards – Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Awards – Option Exercise Price ($)	Option Awards – Option Expiration Date
Lyndon R. Rive	09/02/2009	812,500	187,500	(1)	$1.62	09/01/2019
	05/25/2011	395,833	604,167	(1)	$5.07	05/24/2021

Peter J. Rive	09/02/2009	812,500	187,500	(1)	$1.62	09/01/2019
	05/25/2011	395,833	604,167	(1)	$5.07	05/24/2021

Robert D. Kelly	10/24/2011	—	332,014	(2)	$5.92	10/23/2021
	10/24/2011	—	332,014	(3)	$5.92	10/23/2021

(1)

These stock options vest over a four-year period as follows: 1/48th of the shares of our common stock subject to the option vest and become exercisable each month following the respective vesting commencement date (September 2, 2009 or May 25, 2011), subject to the optionee continuing to be a service provider to us on each such vesting date.

(2)

This stock option vests over a four-year period as follows: 25% of the shares of our common stock subject to the option vest and become exercisable on the first anniversary of the vesting commencement date (October 17, 2011) and 1/36th of the remaining shares of our common stock subject to the option vest monthly thereafter, subject to the optionee continuing to be a service provider to us on each such vesting date.

(3)	This stock option vests as follows: 20% of the shares of our common stock subject to the option vest and become exercisable upon the closing of each capital-raising transaction with an aggregate value of at least $2 billion during Mr. Kelly’s employment, up to a maximum of $10 billion in capital raised.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows certain information concerning our common stock reserved for issuance in connection with our 2007 Stock Plan, our 2012 Equity Incentive Plan and our 2012 Employee Stock Purchase Plan as of December 31, 2012:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	14,919,949	(2)	$4.80	(3)	8,490,210
Equity compensation plans not approved by stockholders	—		—		—

TOTAL	14,919,949				8,490,210

(1)

Includes the following plans: 2007 Stock Plan, 2012 Equity Incentive Plan (2012 Plan) and 2012 Employee Stock Purchase Plan (2012 ESPP). Our 2012 Plan provides that on January 1st of each fiscal year commencing in 2013 and ending on (and including) January 1, 2022, the number of shares authorized for issuance under the 2012 Plan is automatically increased by a number equal to the lesser of (i) 4,000,000 shares of common stock, (ii) four percent (4.0%) of the aggregate number of shares of common stock outstanding on December 31st of the preceding fiscal year, or (iii) such number of shares that may be determined by our board of directors. Our 2012 ESPP provides that on January 1st of each fiscal year commencing in 2013 and ending on (and including) January 1, 2032, the number of shares authorized for issuance under the 2012 ESPP is automatically increased by a number equal to the lesser of (i) 2,000,000 shares of common stock, (ii) one percent (1.0%) of the aggregate number of shares of common stock outstanding on such date, or (iii) an amount determined by our board of directors or a duly authorized committee of our board of directors.
(2)	This number includes 14,902,958 stock options outstanding and 16,991 restricted stock units, or RSUs, issued under the 2012 Plan.
(3)	The weighted average exercise price does not take into account outstanding RSUs.

Compensation Committee Report

The compensation committee has reviewed and discussed the section captioned “Executive Compensation,” included in this proxy statement, with management and, based on such review and discussion, the compensation committee has recommended to our board of directors that this “Executive Compensation” section be included in proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

John H. N. Fisher

Nancy E. Pfund

Jeffrey B. Straubel

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2013, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 75,314,978 shares of common stock outstanding at April 15, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2013. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SolarCity Corporation, 3055 Clearview Way, San Mateo, California 94402.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Directors and Named Executive Officers:
Lyndon R. Rive(1)	4,389,877	5.8%
Peter J. Rive(2)	4,389,877	5.8
Robert D. Kelly(3)	131,430	*
Raj Atluru(4)	2,842,372	3.8
John H.N. Fisher(5)	16,301,910	21.6
Antonio J. Gracias(6)	2,708,972	3.6
Donald R. Kendall, Jr.	25,000	*
Elon Musk(7)	20,813,961	27.6
Nancy E. Pfund(8)	4,523,209	6.0
Jeffrey B. Straubel	758,246	1.0
All executive officers and directors as a group (14 persons)(9)	57,463,403	76.3
5% Stockholders:
Entities affiliated with Draper Fisher(5)	16,301,910	21.6
Generation IM Climate Solutions Fund, L.P.(10)	4,231,442	5.6
Entities affiliated with Bay Area Equity Fund(8)	4,523,209	6.0

*	Less than 1%.
(1)	Includes 1,437,499 shares issuable upon exercise of options exercisable within 60 days from April 15, 2013. Also includes 1,952,378 shares held by the Rive Family Trust dated February 8, 2011, of which (i) 669,480 shares are pledged as collateral to secure certain personal indebtedness owed to 137 Ventures, L.P. and (ii) 330,520 shares are subject to an option granted by Mr. Rive to 137 Ventures, L.P. with an exercise price of $14.00 per share.

(2)	Includes 1,437,499 shares issuable upon exercise of options exercisable within 60 days from April 15, 2013. Also includes (i) 669,480 shares pledged as collateral to secure certain personal indebtedness owed to 137 Ventures, L.P. and (ii) 330,520 shares subject to an option granted by Mr. Rive to 137 Ventures, L.P. with an exercise price of $14.00 per share.
(3)	Represents 131,430 shares issuable upon exercise of options exercisable within 60 days from April 15, 2013.
(4)	Represents 2,842,372 shares held of record by Silver Lake Kraftwerk Fund, L.P. Mr. Atluru is a partner of Silver Lake Kraftwerk Management Company, L.L.C., the investment advisor to Silver Lake Kraftwerk Fund, L.P. and as such may be deemed to have voting and investment power with respect to such shares. Mr. Atluru disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest therein. The address for such fund is 1070 Commercial Street, San Carlos, California 94070.
(5)	Includes 177,612 shares held of record by Draper Associates, L.P., 160,396 shares held of record by Draper Associates Riskmasters Fund, LLC, 8,267,464 shares held of record by Draper Fisher Jurvetson Fund IX, L.P., 1,304,188 shares held of record by Draper Fisher Jurvetson Fund X, L.P., 5,613,176 shares held of record by Draper Fisher Jurvetson Growth Fund 2006, L.P., 224,041 shares held of record by Draper Fisher Jurvetson Partners IX, LLC, 453,810 shares held of record by Draper Fisher Jurvetson Partners Growth Fund 2006, LLC, 39,848 shares held of record by Draper Fisher Jurvetson Partners X, LLC, and 61,375 shares held of record by Draper Associates Riskmasters Fund III, LLC. John H. N. Fisher is one of several managing directors of the general partner entities of these funds that directly hold shares and as such Mr. Fisher may be deemed to have voting and investment power with respect to such shares. Mr. Fisher disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest therein. The address for all entities above is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.
(6)	Includes 83,496 shares held of record by AJG Growth Fund, LLC, 2,583,976 shares held of record by Valor Solar Holdings, LLC and 41,500 shares held of record by Valor VC, LLC. Mr. Gracias is the manager of AJG Growth Fund, LLC and Valor VC, LLC and is a shareholder, director and chief executive officer of Valor Management Corp, which is the general partner of the general partner of the manager of Valor Solar Holdings, LLC. Mr. Gracias disclaims beneficial ownership of the shares held by Valor VC, LLC and Valor Solar Holdings, LLC, except to the extent of his pecuniary interest therein. The address for the Valor entities and Mr. Gracias is 200 South Michigan Ave., Suite 1020, Chicago, Illinois 60604.
(7)	Represents 20,813,961 shares held of record by the Elon Musk Revocable Trust dated July 22, 2003, 6,000,000 shares of which are pledged as collateral to secure certain personal indebtedness owed to Goldman Sachs Bank USA.
(8)	Includes 3,594,232 shares held of record by Bay Area Equity Fund I, L.P., and 928,977 shares held of record by DBL Equity Fund-BAEF II, L.P. Ms. Pfund is a managing partner of H&Q Venture Management, L.L.C., doing business as DBL Investors LLC, the managing member of Bay Area Equity Fund Managers I, L.L.C, the general partner of Bay Area Equity Fund I, L.P. Ms. Pfund disclaims beneficial ownership with respect to such shares except to the extent of her pecuniary interest therein. The address for these entities is One Montgomery Street, Suite 2375, San Francisco, California 94104.
(9)	Includes 3,700,182 shares issuable to our current executive officers and directors as a group upon exercise of options exercisable within 60 days from April 15, 2013.
(10)	Represents 4,231,442 shares held of record by Generation IM Climate Solutions Fund, L.P. The address for such fund is 20 Air Street, London W1B 5AN United Kingdom.

RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Transactions with Tesla Motors

We have entered into a number of agreements with Tesla Motors, Inc. Mr. Musk, the chairman of our board of directors, is the chief executive officer, product architect, chairman of the board of directors and a significant stockholder of Tesla. Mr. Straubel, a member of our board of directors, is the chief technology officer of Tesla. Mr. Gracias, a member of our board of directors, also is a member of the board of directors of Tesla. Mr. Fisher, a member of our board of directors, is a managing director of Draper Fisher Jurvetson which is a minority stockholder of Tesla.

In January 2011, we entered into a professional services agreement with Tesla under which Tesla subcontracted with us for us to pay Tesla to provide a variety of design, engineering and consulting services as part of a grant under the California Solar Initiative of the California Public Utilities Commission. As of December 31, 2012, all work under this agreement has been completed. Pursuant to this agreement, we paid Tesla approximately $283,000 for services provided in 2011 and approximately $229,000 for services provided in 2012.

We also from time to time to install Tesla’s Superchargers and related equipment, including solar panels we provide for use as part of the Superchargers. We have invoiced Tesla approximately $910,000 for such installation services and equipment we provided in 2012.

In September 2012, we entered into a professional services agreement with Tesla (the “Services Agreement”) whereby Tesla agrees to refer to us Tesla customers who have indicated their intent to consult with us for the installation of in-home electric vehicle supply equipment for use with Tesla vehicles. Under this agreement, we agreed to pay Tesla referral fees in respect of each customer who purchases from us solar photovoltaic equipment or energy efficiency upgrade services. During the 2012 fiscal year, we paid Tesla approximately $2,900 for such referral fees. The Services Agreement does not provide for any payment obligations by Tesla.

In April 2013, we entered into a supply agreement with Tesla under which Tesla will supply us with various sizes of stationary batteries for integration with our solar panels to create stationary power sources for sale or lease to residential and commercial customers. We will pay Tesla for any stationary batteries supplied to us pursuant to this supply agreement.

Policies and Procedures for Related Party Transactions

Our audit committee is responsible for reviewing and approving in advance any related party transaction. All of our directors, officers and employees are required to report to the audit committee prior to entering into any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

We believe that we have executed all of the transactions set forth under the section entitled “Related Party Transactions” on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the audit committee of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

OTHER MATTERS

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the 2012 fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of a late Form 4 filed on April 24, 2013 on behalf of Donald R. Kendall, Jr.

Fiscal Year 2012 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2012 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at http://investors.solarcity.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, SolarCity Corporation, 3055 Clearview Way, San Mateo, California 94402.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Mateo, California
May 3, 2013

Admission Ticket

SolarCity

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT LINE SACKPACK

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Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on June 4, 2013.

Vote by Internet

Go to www.envisionreports.com/SolarCity

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Class I Directors Nominees

For Against Abstain For Against Abstain For Against Abstain

1(a) - Raj Atluru 1(b) - John H.N. Fisher 1(c) - Lyndon R. Rive

For Against Abstain

2. Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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2013 Annual Meeting Admission Ticket

2013 Annual Meeting of

SolarCity Corporation Shareholders

June 5, 2013 at 1:00 p.m. Pacific Time

Crowne Plaza Hotel 1221 Chess Drive

Foster City, CA 94404 Upon arrival, please present this admission ticket and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SolarCity

Proxy — SolarCity Corporation

Notice of 2013 Annual Meeting of Shareholders

Crowne Plaza Hotel

1221 Chess Drive

Foster City, CA 94404

Proxy Solicited by Board of Directors for Annual Meeting — June 5, 2013

Seth Weissman and Lyndon Rive, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of SolarCity Corporation to be held on June 5, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)